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                                                                   Exhibit 99.11



                     [FORM OF SUBSCRIPTION AGENT AGREEMENT]
                                  ("Agreement")



                                                             Date: June __, 1999

ChaseMellon Shareholder Services, L.L.C.
85 Challenger Rd.
Ridgefield Park, NJ  07660

Attn:  Reorganization Department
       -------------------------

Ladies and Gentlemen:

         AMF Bowling, Inc., a Delaware corporation (the "Company") is distributing to the holders of record of its outstanding shares of Common Stock par value $0.01 per share (the "Common Stock"), at the close of business on June __, 1999 (the "Record Date"), rights to subscribe for and purchase (each a "Right," and collectively, the "Rights") shares of Common Stock (the "Additional Common Stock") at a purchase price of $_____ per share of Additional Common Stock (the "Subscription Price"), upon the terms and conditions set forth in the Prospectus (the "Rights Offering"). The term "Subscribed" shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Rights Offering, and the term "Subscription" shall mean any such submission. The Rights Offering will expire at 5:00 p.m., New York City Time, on July __, 1999 (the "Expiration Time"), unless the Company shall have extended the period of time for which the Rights Offering is open, in which event the term "Expiration Time" shall mean the latest time and date at which the Rights Offering, as so extended by the Company from time to time, shall expire.

         The Company filed a Registration Statement relating to the Rights and Additional Common Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on May 5, 1999 and Amendment No. 1 thereto was filed on June __, 1999 (collectively, the "Registration Statement"). Said Registration Statement was declared effective on June __, 1999. The terms of the Additional Common Stock are more fully described in the Prospectus forming part of the Registration Statement as it was declared effective. Copies of the Prospectus, the Instructions For Use of AMF Bowling, Inc. Rights Certificate (the "Instructions") and the Notice of Guaranteed Delivery are attached hereto and incorporated herein by reference as Exhibit 1, Exhibit 2 and Exhibit 3, respectively. All terms used and not defined herein shall have the same meaning as in the Prospectus. Promptly after the Record Date, you will prepare a list of holders of Common Stock as of the Record Date (the "Record Stockholders List").

         The Rights are evidenced by transferable Rights Certificates (individually, a "Rights Certificate," and collectively, the "Rights Certificates") attached hereto as Exhibit 4. The Rights Certificates entitle the holders thereof to subscribe, upon payment of the Subscription Price, for shares of Additional Common Stock at the rate of ____share(s) for each Right evidenced by a Rights Certificate (the "Basic Subscription Privilege"). Fractional Rights will not be issued to holders of Common Stock. If a holder of Common Stock is entitled to receive a fractional Right, such holder's Rights shall be rounded up to the nearest whole Right. No fractional Rights will be issued. Brokers, dealers or other nominees holding Common Stock on the Record Date for more than one beneficial owner may (after making a proper showing to the Subscription Agent) exercise the number of Rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of such Common Stock on the Record Date. The Rights Offering includes an over-subscription privilege and a conditional over-subscription privilege entitling the holder of a Rights Certificate, if said holder fully exercises its Basic Subscription Privilege, to Subscribe and pay the Subscription Price for additional shares of Additional Common Stock (the "Over-Subscription Privilege" and the "Conditional Over-Subscription Privilege," respectively). Reference is made to the Prospectus under "The Rights Offering -- Subscription Privileges" for a complete description of the Basic Subscription Privilege, the Over-Subscription Privilege and the Conditional Over-Subscription Privilege.

         The Company hereby appoints you as Subscription Agent (the "Subscription Agent") for the Rights Offering and agrees with you as follows:

         1)       As Subscription Agent, you are authorized and directed to:

                  (A) Prepare and issue the Rights Certificates in accordance with this Agreement in the names of the holders of the Common Stock of record on the Record Date, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company. You shall affix such identifying information as you deem necessary to identify each particular Rights holder upon return of the executed Rights Certificates. The Rights Certificates may be signed on your behalf by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of your other authorized officers.

                  (B) Keep or cause to be kept books for registration of Rights and transfer of Rights. Such books will show the names and addresses of the respective Rights holders and assignees or transferees and the number of Rights that have been granted or held.

                  (C) Promptly after you have prepared the Record Stockholders
List:


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

                           (a) mail or cause to be mailed, by first class mail, to each holder of Common Stock of record on the Record Date whose address of record is within the United States, (i) a Rights Certificate evidencing the Rights to which such stockholder is entitled under the Rights Offering, (ii) a copy of the Prospectus, (iii) the Instructions,
         (iv) a Notice of Guaranteed Delivery and (v) a return envelope addressed to you, as the Subscription Agent; and

                           (b) mail or cause to be mailed, by air mail, to each holder of Common Stock of record on the Record Date whose address of record is outside the United States, or is an A.P.O. or F.P.O. address
         (i) a copy of the Prospectus, (ii) a Notice of Guaranteed Delivery and
         (iii) the Instructions. You shall refrain from mailing Rights Certificates issuable to any holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such Rights Certificates for the account of such stockholder subject to such stockholder making satisfactory arrangements with the Subscription Agent for the exercise or other disposition of the Rights evidenced thereby, and follow the instructions of such stockholder for the exercise, sale or other disposition of such Rights if such instructions are received at or before 11:00 a.m., New York City Time, on July __, 1999.

                  (D) Mail or deliver a copy of the Prospectus (i) to each assignee or transferee of Rights Certificates upon your receiving appropriate documents to register the assignment or transfer thereof and (ii) with certificates for shares of Additional Common Stock when such are issued to persons other than the registered holder of the Rights Certificate.

                  (E) Accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Prospectus, the Instructions and the Rights Certificate.

                  (F) Subject to the next sentence, accept Subscriptions from Rights holders whose Rights Certificates are alleged to have been lost, stolen or destroyed upon receipt by you of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance satisfactory to you, accompanied by payment of the Subscription Price for the total number of shares of Additional Common Stock Subscribed for by such Rights holder. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Rights Certificates and you shall withhold delivery of the shares of Additional Common Stock Subscribed for until after the Rights Certificates have expired and it has been determined that the Rights evidenced by the Rights Certificates have not otherwise been purported to have been exercised or otherwise surrendered.


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

                  (G) Accept Subscriptions, unless you have further authorization or direction from the Company, only if you have procured supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and only if you have procured the signatures of co-fiduciaries, co-representatives or any other appropriate person:

                           (a) if the Rights Certificate is registered in the name of a fiduciary and is executed by and the Additional Common Stock is to be issued in the name of such fiduciary;

                           (b) if the Rights Certificate is registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the Additional Common Stock is issued in the names of, and is to be delivered to, such joint tenants;

                           (c) if the Rights Certificate is registered in the name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the Additional Common Stock is to be issued in the name of such corporation; or

                           (d) if the Rights Certificate is registered in the name of an individual and is executed by a person purporting to act as such individual's executor, administrator or personal representative, provided, the Additional Common Stock is to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.

                  (H) Accept Subscriptions not accompanied by Rights Certificates if submitted by a firm having membership in the New York Stock Exchange or another national securities exchange or by a commercial bank or trust company having an office in the United States together with the Notice of Guaranteed Delivery and accompanied by proper payment for the total number of shares of Additional Common Stock Subscribed for by such holder; provided that such firm complies with the Guaranteed Delivery Procedures set forth in the Prospectus under the heading "Rights Offering -- Guaranteed Delivery Procedures."

                  (I) Accept Subscriptions even though unaccompanied by Rights Certificates under the circumstances and in compliance with the terms and conditions set forth in the Prospectus under the heading "Rights Offering -- Exercise of Rights" and --Guaranteed Delivery Procedures."

                  (J) Refer to the Company for specific instructions as to acceptance or rejection, of Subscriptions received after the Expiration Time, Subscriptions not


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authorized to be accepted pursuant to this Paragraph 1, and Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Rights Certificates.

                  (K) Upon acceptance of a Subscription:

                           (a) hold all funds received from Rights holders in a special account for the benefit of the Company. Promptly following the Expiration Time you shall distribute to the Company the funds in such account (including interest thereon) and issue certificates for shares of Additional Common Stock issuable to those Rights holders whose Subscriptions have been accepted by the Company.

                           (b) advise the Company daily by telecopy and confirm by letter to the attention of Renee Antolik (the "Company Representative"), as to the total number of shares of Additional Common Stock Subscribed for, total number of Rights sold, total number of Rights partially Subscribed for and the amount of funds received, with cumulative totals for each; and in addition advise the Company Representative, by telephone (804) 730-4402, confirmed by telecopy, of the amount of funds received identified in accordance with (a) above, deposited, available or transferred in accordance with (a) above, with cumulative totals; and

                           (c) as promptly as possible but in any event on or before 8:00 a.m., New York City Time, on the day following the Expiration Time, advise the Company Representative in accordance with
         (b) above of the number of shares Subscribed for, the number of Subscription guarantees received and the number of shares of Additional Common Stock unsubscribed for.

                  (L) Upon completion of the Rights Offering, you shall issue certificates for shares of Additional Common Stock for which Rights holders have Subscribed and whose subscriptions have been accepted by the Company

                  (M) Sell Rights for Rights holders as follows:

                           (a) Upon receipt of appropriate instructions from a Rights holder and a properly executed Rights Certificate before 11:00 a.m., New York City time, on the fifth business day before the Expiration Time, you may sell the Rights on the New York Stock Exchange or any other investment channel.

                           (b) If you fill less than all sales orders you timely receive, you shall prorate the sales proceeds among the Rights holders


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

         based upon the total number of Rights you were timely instructed to sell, irrespective of the time each such instruction was received by you.

                           (c) Promptly upon completion of the Rights Offering, you shall send each Rights holder who timely instructed you to sell Rights on its behalf, a check in an amount equal to the number or Rights sold time the weighted average price of all Rights you sold in accordance with the terms of such sale under "The Rights Offering -- Method of Transferring and Selling Rights -- Sales of Rights Through the Subscription Agent" in the Prospectus.

                           (d) In the event you do not fill all or any of the requests by Rights holders to sell Rights by the third business day prior to the expiration time, you shall mail to each such Rights holder a new Rights Certificate representing the number of Rights not sold by you for such Rights holder.

                  (N) Transfer Rights for Rights holders as follows:

                           (a) You shall register the transfer, from time to time, of any outstanding Rights upon the Rights Certificate Register (as hereinafter defined), upon surrender of the Rights Certificate evidencing such rights for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, you shall issue a new Rights Certificate representing an equal aggregate number of Rights to the transferee and you shall cancel the surrendered Rights Certificate. You shall deliver the canceled Rights Certificates to the Company upon its request.

                           (b) You shall not be required to register a transfer if such transfer will result in the issuance of a Rights Certificate for a fraction of a Right.

                           (c) You are authorized to countersign and to deliver, in accordance with the terms of this Agreement and the Prospectus, the new Rights Certificates required to be issued pursuant to the provisions hereof, and the Company will supply you with Rights Certificates duly executed on behalf of the Company for such purpose.

                  (O) If a Rights holder exercised his Over-Subscription Privilege and/or Conditional Over-Subscription Privilege and is allocated less than all of the additional shares of Additional Common Stock for which he Subscribed, you shall take such action as reasonably requested by the Company to return the excess funds such Rights holder paid for additional shares of Additional Common Stock not allocated to him, without interest or deduction.


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

                  2) (a) A Rights Certificate shall be issued to each holder of Common Stock as of the Record Date. You are the transfer agent and registrar for the Rights Certificates and you shall keep books and records of the registration and transfers and exchanges of Rights Certificates (such books and records are hereinafter called the "Rights Certificate Register") .

                           (b) You shall promptly mail or deliver a copy of the Prospectus (i) to each assignee or transferee of Rights Certificates upon your receipt of appropriate documents to register the assignment or transfer thereof, and (ii) to persons other than the registered holder of the Rights Certificates if certificates for shares of Additional Common Stock are issued to such persons.

                           (c) All Rights Certificates issued upon any registration of transfer or exchange of Rights shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Rights Certificates surrendered for such registration of transfer or exchange.

                           (d) Any Rights Certificate when duly endorsed in blank shall be deemed negotiable, and when a Rights Certificate shall have been so endorsed the holder thereof may be treated by the Company, you and all other persons dealing therewith as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding, but until such transfer is registered in the Rights Certificate Register, the Company and you may treat the registered holder thereof as the owner for all purposes.

         3) You will follow your regular procedures to attempt to reconcile any discrepancies between the number of shares of Additional Common Stock that any Rights Certificate may indicate are to be issued to a stockholder and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance where you cannot reconcile such discrepancies by following such procedures, you will consult with the Company for instructions as to the number of shares of Additional Common Stock, if any, you are authorized to issue. In the absence of such instructions, you are authorized not to issue any shares of Additional Common Stock to such stockholder.

         4) You will examine the Rights Certificates received by you as Subscription Agent to ascertain whether they appear to you to have been completed and executed in accordance with the Prospectus and the Instructions. In the event you determine that any Rights Certificate does not appear to you to have been properly completed or executed, or where the Rights Certificates do not appear to you to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to you to exist, you will follow, where possible, your regular procedures to attempt to cause such irregularity to be corrected. You are not authorized to waive any irregularity in connection with the


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

Subscription, unless you shall have received from the Company the notification, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Rights Certificate has been cured or waived and that such Rights Certificate has been accepted by the Company. If any such irregularity is neither corrected nor waived, you will return to the subscribing stockholder (at your option by either first class mail under a blanket surety bond or insurance protecting you and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Rights Certificates or by registered mail insured separately for the value of such Rights Certificates) to such stockholder's address as set forth in the Subscription, any Rights Certificate surrendered in connection therewith and any other documents received with such Rights Certificates, and if determined to be required by the Company, a letter of notice to be furnished by the Company explaining the reasons for the return of the Rights Certificates and other documents.

         5) Each document received by you relating to your duties under this Agreement shall be dated and time stamped when received.

         6) (a) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Additional Common Stock to permit the exercise in full of all Rights issued pursuant to the Rights Offering. Subject to the terms and conditions of this Agreement, you in your capacity as transfer agent for the Common Stock shall issue certificates evidencing the appropriate number of shares of Additional Common Stock as required from time to time in order to effectuate the Subscriptions.

                           (b) The Company shall endeavor to take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Additional Common Stock issuable upon the exercise of the Rights Certificates at the time of delivery of the certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and nonassessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

                           (c) Except as set forth in the Prospectus, the Company shall endeavor to take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under Federal and state laws which may be necessary or appropriate in connection with the issuance, sale, transfer


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          and delivery of Rights Certificates or Additional Common Stock issued upon exercise of Rights.

         7) If certificates representing shares of Additional Common Stock are to be delivered by you to a person other than the person in whose name a surrendered Rights Certificate is registered, you will issue no certificate for Additional Common Stock until the Rights Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer) and the person requesting such exchange has paid any transfer or other taxes or governmental charges required by reason of the issuance of a certificate for Additional Common Stock in a name other than that of the registered holder of the Rights Certificate surrendered, or has established to your satisfaction that any such tax or charge either has been paid or is not payable.

         8) Should any issue arise regarding federal income tax reporting or withholding, you will take such action as the Company instructs you in writing.

         9) The Company may terminate this Agreement at any time by so notifying you in writing. You may terminate this Agreement upon 30 days' prior notice to the Company. Upon any such termination, you shall be relieved and discharged of any further responsibilities with respect to your duties hereunder. Upon payment of all your outstanding fees and expenses, you will forward to the Company or its designee promptly any Rights Certificate or other document relating to your duties hereunder that you may receive after your appointment has so terminated. Sections 11, 12, and 14 of this Agreement shall survive any termination of this Agreement.

         10) As agent for the Company hereunder you:

                           (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by you and the Company;

                           (b) shall have no obligation to issue any shares of Additional Common Stock unless the Company shall have provided a sufficient number of certificates for such Additional Common Stock;

                           (c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Rights Certificates surrendered to you hereunder or shares of Additional Common Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Rights Offering;

                           (d) shall not take any legal action hereunder without the prior written approval of the Company; you shall not be obligated to take any legal action hereunder, if however, you determine to take legal action


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         and if the taking of such action might, in your judgment,
         subject or expose you to any expense or liability you shall not be required to act unless you shall have been furnished with an indemnity reasonably satisfactory to you;

                           (e) may rely on and shall be fully authorized and protected in acting in good faith or failing in good faith to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to you and reasonably believed by you to be genuine and to have been signed by the proper party or parties;

                           (f) shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;

                           (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Rights Offering, including without limitation obligations under applicable securities laws;

                           (h) may rely on and shall be fully authorized and protected in acting in good faith or failing in good faith to act based upon and in accordance with the written, telephonic or oral instructions with respect to any matter relating to you acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company authorized hereunder to act for the Company;

                           (i) may consult with counsel satisfactory to you, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by you hereunder in good faith and in accordance with the advice of such counsel;

                           (j) may perform any of your duties hereunder either directly or by or through agents or attorneys selected by you in good faith and with reasonable care;

                           (k) are not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person;

                           (l) shall not at any time advise any person exercising or selling, considering exercising or selling, pursuant to the Rights Offering as to the wisdom of making such an exercise or sale or as to the market value of any security exercised or sold; and

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

                           (m) acknowledge that the closing of the Rights Offering will occur on the day immediately following the Expiration Time, even if such date falls on a Saturday or Sunday, and you shall do all acts necessary under this Agreement to facilitate such closing.

         11) In the event any question or dispute arises with respect to the proper interpretation of the Rights Offering or your duties hereunder or the rights of the Company or of any stockholders surrendering Rights Certificates pursuant to the Rights Offering, you shall not be required to act and shall not be held liable or responsible for your refusal to act until the question or dispute has been judicially settled (and, if appropriate, you may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company and each such stockholder and party. In addition, you may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Rights holders and all other parties that may have an interest in the settlement.

         12) Any instructions given to you orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. You shall not be liable or responsible and shall be fully authorized and protected for acting in good faith, or failing in good faith to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

         13) Whether or not any Rights Certificates are surrendered to you, for your services as Subscription Agent hereunder, the Company shall pay to you compensation in accordance with the fee schedule attached as Exhibit A hereto, together with reimbursement for your reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, subject to receipt of reasonably satisfactory documentation thereof.

         14) The Company covenants to indemnify and hold you harmless from and against any loss, liability, claim or expense ("Loss") arising out of or in connection with your duties under this Agreement, including the costs and expenses of defending yourself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of your gross negligence, willful misconduct or bad faith. Anything in this Agreement to the contrary notwithstanding, in no event shall you be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if you have been advised of the likelihood of such damages and regardless of the form of action. You shall notify the Company, by letter or by telex or facsimile transmission confirmed by letter, of the written assertion of any action, proceeding, suit or claim made or commenced against you promptly after you shall have been served with the summons or other first legal process or have received the first written assertion giving information as to the nature and basis of the action, proceeding, suit or claim; provided, however, that the failure to provide such notice to the Company shall not relieve the Company from any liability it may have on account of the indemnity under this Section 14 except to the extent the Company has

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

been prejudiced in any respect by such failure. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any additional counsel that you retain, so long as the Company shall retain counsel satisfactory to you, in the exercise of your reasonable judgment to defend such suit. You agree not to settle any claim or litigation in connection with any such claim or liability with respect to which you may seek indemnification from the Company without the prior written consent of the Company.

         15) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

         16) The Company represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Rights Offering and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture, agreement or instrument to which it is a party or is bound which breach or default would have a material adverse effect on the Rights Offering, (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of it, (d) the Rights Offering will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the Rights Offering.

         17) In the event that any claim of inconsistency between this Agreement and the terms of the Rights Offering arise, as they may from time to time be amended, the terms of the Rights Offering shall control, except with respect to the duties, liabilities and rights, including compensation and indemnification of you as Subscription Agent, which shall be controlled by the terms of this Agreement.

         18) Set forth in Exhibit B hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Agreement.

         19) Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Agreement, or, if to the Subscription Agent, to ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, New York, New York 10001, Attention: Reorganization Department, or to such other address as a party hereto shall notify the other parties.

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

         20) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws rules or principles, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that this Agreement may not be assigned by any party without the prior written consent of all other parties.

         21) No provision of this Agreement may be amended, modified or waived, except in a written document signed by both parties.

         22) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Please acknowledge receipt of this Agreement, the Prospectus, the Instructions, the Notice of Guaranteed Delivery and the Rights Certificate with respect to the Rights Offering and confirm your agreement concerning your appointment as Subscription Agent, and the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.

                                     Very truly yours,

                                     AMF BOWLING, INC.


                                     By:
                                        --------------------------
                                        Name:
                                        Title:

                                        Address for notices:

                                        AMF Bowling, Inc.
                                        8100 AMF Drive
                                        Richmond, Virginia 23111
                                        Attention:
                                                  ---------------------------


Accepted as of the date
first above written:


CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,
AS SUBSCRIPTION AGENT


By:
         ------------------------------------------
         Name:
         Title:

   Exhibit 1    Prospectus
   Exhibit 2    Instructions For Use Of AMF Bowling, Inc. Rights Certificate
   Exhibit 3    Notice of Guaranteed Delivery
   Exhibit 4    Form of Rights Certificate

                                   EXHIBIT A

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                               Schedule of Fees
                                      as
                              Subscription Agent
                                      for



I.      Set Up and Administrative Fee                                       $

II.     Processing Basic subscriptions, each

III. Transferring subscription certificates, split-ups, reissuing new certificates, round-ups, each

IV. Issuing subscription certificates to record date holders, each and follow-up mailings

V.      Processing oversubscriptions, including proration and refunds, each

VI.     Sale of Rights for holders, each

VII. Subscriptions requiring additional handling (window items, defective presentations, correspondence items, legal items, and items not providing a taxpayer identification number), each

VIII.   Processing Guarantee of Delivery items, each

IX.     Handling Soliciting Dealer payments, each

X.      Special Services

XI. Out-of-pocket Expenses (including but not limited to postage, stationary, telephones, overnight couriers, messengers, overtime, dinners, transportation, shipping and trucking

XII.    Minimum Fee

                                   EXHIBIT B


                             [Company Letterhead]



Name                           Position          Specimen Signatures
----                           --------          -------------------